Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

BD Provides Update Regarding the Planned Spinoff of Embecta Corp.

March 21, 2022

•	Record date for spin-off is March 22, 2022

•	“When Issued” trading of embecta common stock is expected to begin on March 21, 2022, under the ticker “EMBCV”

•	BD expects the spin-off of embecta to be completed on April 1, 2022

•	“Regular way” trading of embecta common shares is expected to commence on April 1, 2022, under the ticker “EMBC”

FRANKLIN LAKES, NJ (March 21, 2022) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today provided additional details related to the planned spinoff of Embecta Corp. (“embecta”).

Shareholder Distributions

BD has set a record date of March 22, 2022 for the distribution of shares of embecta common stock. Accordingly, upon completion of the spin-off, each BD shareholder will receive one share of embecta common stock for every five shares of BD common stock held as of the close of business on March 22, 2022. embecta will not issue fractional shares of its common stock in the distribution. Instead, the fractional shares of embecta common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the BD shareholders who otherwise would have received fractional shares of embecta common stock.

“When-issued” Trading

There is no current market for embecta common stock. embecta expects trading in its common stock to begin on a “when issued” basis on or around March 21, 2022, under the symbol “EMBCV” on the Nasdaq Global Select Market. “When issued” trading of embecta common stock will continue until BD distributes embecta’s common stock at 12:01 a.m., Eastern time, on April 1, 2022, subject to the satisfaction or waiver of conditions to the distribution described in embecta’s information statement, dated February 11, 2022. Upon completion of the distribution, embecta expects its stock will begin trading on a “regular way” basis under the ticker “EMBC” on April 1, 2022. embecta “when issued” trades are expected to settle after the completion of the distribution.

BD expects that, beginning on or around March 22, 2022, and continuing through March 31, 2022, BD common shares will trade in two markets on the NYSE: a “regular-way” market under the symbol “BDX” and an “ex-distribution” market under the symbol “BDX WI.” BD common shares that trade in the “regular-way” market will trade with an entitlement to embecta common stock distributed pursuant to the distribution. Shares that trade in the “ex-distribution” market will trade without an entitlement to embecta common stock distributed pursuant to the distribution.

BD shareholders who sell their shares in the “regular-way” market on or before April 1, 2022, will also be selling their entitlement to receive the embecta common stock distributed pursuant to the distribution. BD shareholders are encouraged to consult with their financial advisors regarding the specific consequences of selling BD common shares on or before April 1, 2022.

Treatment of Preferred Shares

Only holders of BD common shares as of the close of business on the record date will be entitled to the distribution of embecta common stock in the spin-off. Holders of BD’s Series B mandatory convertible preferred stock will not receive shares of embecta common stock in the distribution. Instead, under the terms of such preferred stock, the conversion rate of such preferred stock will be increased as a result of the spin-off. Such increase to the conversion ratio will be based on the volume weighted average price of BD common shares and embecta common stock over the 10 consecutive trading day period following the completion of the spin-off and is described in more detail in the prospectus supplement for the Series B preferred stock, dated May 20, 2020, filed by BD with SEC.

Information Statement

No action is required by BD shareholders to receive the shares of embecta common stock to be distributed in the spin-off. An information statement containing details regarding the spin-off, embecta common stock and embecta’s business and management following the consummation of the distribution was made available to the BD shareholders on February 11, 2022. The information statement is also available as an exhibit to the Form 8-K filed on February 11, 2022 by embecta with the Securities and Exchange Commission. The distribution of embecta common stock remains subject to the satisfaction or waiver of the conditions described in the information statement.

Tax-Free Status of Transaction

BD has received a private letter ruling from the Internal Revenue Service to the effect that the contribution by BD of the assets of the diabetes care business to embecta and the distribution of embecta common stock to BD shareholders will qualify as a transaction that is tax free for U.S. federal income tax purposes. It is important that shareholders consult their tax advisers regarding the particular consequences of the spinoff to them, including the applicability and effect of any U.S. federal, state, local and foreign tax laws.

Transaction Agent

The distribution agent, transfer agent, and registrar for embecta common stock will be Computershare Trust Company N.A. For questions relating to the transfer or mechanics of the stock distribution, shareholders may contact Computershare, PO Box 505000, Louisville, KY 40233-5000 or via phone at 877.498.8861. Holders of BD common shares are encouraged to consult with their financial advisors regarding the specific implications of selling BD common shares on or before the distribution date.

About BD

BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics, and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services, and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

About embecta

Upon the completion of the planned spinoff of BD’s diabetes care business, embecta will be one of the largest pure-play diabetes management companies in the world. embecta will leverage its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com.

Contacts:

Media:	Investors:

Troy Kirkpatrick	Francesca DeMartino

VP, Public Relations	SVP, Head of Investor Relations

858.617.2361	201.847.5743

Troy.kirkpatrick@bd.com	francesca.demartino@bd.com

Forward-Looking Statements

This press release contains certain forward-looking statements (as defined under Federal securities laws) regarding BD and the proposed spinoff of embecta, including the expected timing of completion of the spinoff. All such statements are based upon current expectations of BD and involve a number of risks and uncertainties. With respect to forward-looking statements contained herein, a number of factors could cause actual outcomes to vary materially. These factors include, but are not limited to, risks associated with the impact, timing or terms of the spinoff and the risk that conditions to the spinoff will not be satisfied and/or that the spinoff will not be completed within the expected time frame, on the expected terms or at all, as well as other factors discussed in BD’s filings and embecta’s filings with the SEC. There can be no assurance that the spinoff will in fact be completed in the manner described or at all. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.